Exhibit 99.1

United States Oil Fund, LP
Monthly Account Statement
For the Month Ended July 31, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$130,150,830
Unrealized Gain (Loss) on Market Value of Futures	(125,803,630)
Dividend Income	107,177
Interest Income	2,669,158
ETF Transaction Fees	34,000
Total Income (Loss)	$7,157,535

Expenses
General Partner Management Fees	$529,379
Professional Fees	107,014
Brokerage Commissions	213,967
Non-interested Directors' Fees and Expenses	16,857
Prepaid Insurance Expense	13,526
NYMEX License Fee	17,646
SEC & FINRA Registration Expense	51,147
Total Expenses	$949,536
Net Income (Loss)	$6,207,999

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 7/1/19	$1,462,033,109
Additions (30,800,000 Shares)	362,474,887
Withdrawals (39,600,000 Shares)	(473,252,360)
Net Income (Loss)	6,207,999

Net Asset Value End of Month	$1,357,463,635
Net Asset Value Per Share (111,700,000 Shares)	$12.15

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596